As filed with the Securities and Exchange Commission on January 31, 2007
Registration No. 333-73021

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
STRATEX NETWORKS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	77-0016028 (I.R.S. Employee Identification Number)
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
919-767-3256
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Guy M. Campbell
Chief Executive Officer
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(919) 767-3256
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)
Copies to:
Juan Otero
General Counsel and Secretary
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(919) 767-3256
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Deregistration of Securities
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-73021) (as amended and supplemented, the “Registration Statement”) filed on February 26, 1999, with the Securities and Exchange Commission by Stratex Networks, Inc. (the “Registrant”), and as amended by Amendment No. 1 to Registration Statement on Form S-3 filed August 5, 1999 and Amendment No. 2 to Registration Statement on Form S-3 filed September 17, 1999. The Registration Statement registered for potential offer and sale by the Registrant (a) common stock, $.01 par value (“Common Stock”), of the Registrant; (b) debt securities of the Registrant; and (c) warrants to purchase Common Stock or debt securities of the Registrant. The Registration Statement registered an aggregate of $100,000,000 of securities of the Registrant.
     On January 26, 2007, pursuant to an Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, among the Registrant, Harris Corporation, Stratex Merger Corp. (“Merger Sub”) and Harris Stratex Networks, Inc. (“Harris Stratex”), Merger Sub was merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Merger”). Generally, at the effective time of the Merger, each outstanding share of Common Stock was converted into one-fourth of a share of Harris Stratex Class A common stock.
     As a result of the Merger, the Common Stock will no longer be publicly traded. Accordingly, all securities which remain unsold under the Registration Statement are hereby deregistered. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 31, 2007.

STRATEX NETWORKS, INC.

By:	/s/ Juan Otero
Name: Juan Otero
Title: General Counsel and Secretary
SIGNATURE PAGE
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guy M. Campbell	Chief Executive Officer; Director	January 31, 2007
Guy M. Campbell	(Principal Executive Officer)

/s/ Sarah A. Dudash	Chief Financial Officer; Director	January 31, 2007
Sarah A. Dudash	(Principal Financial Officer)

/s/ Thomas H. Waechter	Chief Operating Officer; Director	January 31, 2007
Thomas H. Waechter

/s/ Robert Kamenski	Corporate Controller (Principal	January 31, 2007
Robert Kamenski	Accounting Officer)